Exhibit 99.2

[Horace Mann Educators Corporation logo]

Contact information:

Todd Nelson, Vice President – Finance

217-788-5738

HORACE MANN REPORTS RESULTS

FOR FIRST QUARTER

SPRINGFIELD, Ill., April 26, 2011 — Horace Mann Educators Corporation (NYSE:HMN) today reported net income of $25.9 million (62 cents per share) for the three months ended March 31, 2011, compared to $22.6 million (55 cents per share) for the same period in 2010. Included in net income were net realized gains on securities of $5.8 million ($3.7 million after tax, or 9 cents per share) for the first quarter of 2011 and $4.9 million ($3.1 million after tax, or 7 cents per share) for the first quarter of 2010. All per-share amounts are stated on a diluted basis.

“The strong underlying operating results in our auto, annuity and life lines of business over the past twelve months, coupled with an increased net unrealized investment gain position compared to a year ago, resulted in a quarter-end reported book value per share of $22.63, an increase of 14 percent year-over-year,” said Peter H. Heckman, President and Chief Executive Officer. “Net income before realized investment gains and losses was 53 cents per share for the first quarter, a 5 cent — or 10 percent — increase compared to prior year, reflecting improved earnings in the auto and annuity lines that more than offset modest decreases in property and life earnings,” continued Heckman. “Driven by very favorable auto results, our property and casualty earnings increased compared to the first quarter of 2010. And, the accident year combined ratio excluding catastrophes of 91.2 percent in the current quarter was 3.5 percentage points better than the same period last year, reflecting improvements in both the property and auto lines. First quarter combined annuity and life segments’ net income also exceeded prior year, benefitting from continued increases in interest margins.”

Segment Earnings

The property and casualty segment recorded net income of $12.3 million for the quarter, an increase of $1.3 million compared to the same period in 2010. “Favorable results in our auto line accompanied by improved current accident year property results excluding catastrophes, the increasing favorable impact on earned premium of the rate actions taken in 2010 and growth in investment income more than offset this quarter’s increase in catastrophe losses and reduced level of favorable prior years’ reserve development,” stated Heckman. Pretax catastrophe costs in the current quarter of $8.0 million increased $1.2 million compared to the first quarter of 2010. The first quarter 2011 property and casualty combined ratio was 95.0 percent, including 5.8 percentage points due to catastrophe costs, compared to 96.4 percent, including 5.0 percentage points due to catastrophe costs, in the prior year period. Favorable prior years’ reserve development totaling $2.7 million was recorded in the first quarter, which represented 2.0 percentage points on the combined ratio, compared to $4.5 million, or 3.3 percentage points on the combined ratio, recorded in the first quarter of 2010. Excluding claim settlement expenses, Florida sinkhole losses incurred in the current quarter of $4.7 million decreased compared to the amounts in each of the last two quarters of 2010. “As stated last year, one of the key initiatives to address sinkhole loss exposure is our Florida risk mitigation plan, which is primarily focused on non-renewals. That plan was launched last August, remains ahead of schedule and is slated to reduce our property policies in force to zero in the most affected counties by August of this year,” said Heckman.

Annuity segment net income was $8.7 million for the three months ended March 31, 2011, increasing $1.4 million compared to the same period in 2010. The interest margin earned on fixed annuity assets increased 15 percent compared to the first quarter of 2010, with net interest spreads reaching 2.02 percent for the current period, improving 12 basis points compared to the first quarter of 2010. Charges and fees earned in the quarter, primarily on variable annuity contracts, also increased compared to prior year. The evaluation of deferred policy acquisition costs in the quarter had a positive impact on annuity segment earnings which was comparable to the prior year. Total annuity net fund flows continued to be positive in the current period, as they were throughout the prior three years, with total accumulated account values increasing 10 percent compared to March 31, 2010. Total cash value persistency of 94 percent was comparable to a year earlier.

Life segment net income of $4.1 million for the first quarter decreased $0.5 million compared to the same period in 2010, primarily due to higher mortality costs in the current period, which more than offset the growth in investment income. Life persistency remained strong at 95 percent.

Segment Revenues

Compared to the first quarter of 2010, the company’s total premiums written and contract deposits increased 2 percent, driven by the increase in annuity deposit receipts.

Total property and casualty premiums written decreased 2 percent compared to the first quarter of 2010, with increases in average property and auto premiums per policy offset by a reduced level of policies in force.

Annuity deposits received increased 10 percent compared to the first quarter of 2010, reflecting a 33 percent increase in single deposit and rollover receipts, partially offset by scheduled, flexible premium annuity deposit receipts that decreased 6 percent compared to a year ago. Life segment insurance premiums and contract deposits decreased approximately 2 percent compared to the first quarter of the prior year.

Sales and Distribution

For the first quarter of 2011, total new auto sales units decreased 6 percent due to a 14 percent decrease in true new auto sales, compared to the first three months of 2010. Due to significantly higher single premium and rollover deposits, total annuity sales increased 22 percent compared to last year’s first quarter, building on the positive results produced throughout 2010. Total new life production increased 37 percent compared to the prior year quarter, including growth in sales of both Horace Mann and third-party vendor products.

At March 31, 2011, there was a combined total of 747 Exclusive Agencies and Employee Agents, compared to 741 at December 31, 2010 and 684 at March 31, 2010. “The size of our agency force continues to increase,” said Heckman. “In addition, our recently expanded agent training and marketing programs focused on retirement planning have contributed to increased new business levels in the annuity and life lines. And meanwhile, pricing, underwriting and marketing initiatives are in the process of being rolled out on a state-by-state basis designed to increase new auto policy sales.”

Investments

Total net investment income increased 7 percent in the first quarter of 2011 compared to the prior year. Pretax net realized investment gains were $5.8 million in the current period and included no impairment write-downs on securities.

Horace Mann’s net unrealized investment gains on fixed maturity and equity securities of $180.0 million at March 31, 2011 decreased slightly compared to the $185.6 million net unrealized gain at December 31, 2010. Net unrealized gains were $101.7 million at March 31, 2010.

Horace Mann — the largest national multiline insurance company focusing on educators’ financial needs — provides auto and homeowners insurance, retirement annuities, life insurance and other financial solutions. Founded by Educators for Educators® in 1945, the company is headquartered in Springfield, Ill. For more information, visit www.horacemann.com.

Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to the company’s Annual Report on Form 10-K for the year ended December 31, 2010 and the company’s past and future filings and reports filed with the Securities and Exchange Commission for information concerning the important factors that could cause actual results to differ materially from those in forward-looking statements.

#   #   #

HORACE MANN EDUCATORS CORPORATION

Digest of Earnings and Highlights (Unaudited)

(Dollars in Millions, Except Per Share Data)

	Three Months Ended March 31,
	2011	2010	% Change
DIGEST OF EARNINGS

Net income	$25.9	$22.6	14.6%

Net income per share:
Basic	$0.65	$0.58	12.1%
Diluted	$0.62	$0.55	12.7%

Weighted average number of shares and equivalent shares (in millions)
Basic	39.7	39.2	1.3%
Diluted	41.7	40.9	2.0%

HIGHLIGHTS

Operations

Insurance premiums written and contract deposits	$244.1	$238.7	2.3%

Return on equity (A)	9.6%	12.8%	N.M.

Property & Casualty GAAP combined ratio	95.0%	96.4%	N.M.
Effect of catastrophe costs on the Property & Casualty combined ratio	5.8%	5.0%	N.M.

Exclusive agencies (B)	485	305	59.0%
Employee agents (C)	262	379	-30.9%
Total	747	684	9.2%

Additional Per Share Information

Dividends paid	$0.11	$0.08	37.5%

Book value (D)	$22.63	$19.84	14.1%

Financial Position

Total assets	$7,174.0	$6,597.2	8.7%
Short-term debt	38.0	38.0	-
Long-term debt	199.7	199.6	0.1%
Total shareholders’ equity	900.2	778.2	15.7%

N.M. - Not meaningful.

(A)	Based on trailing 12-month net income and average quarter-end shareholders’ equity.
(B)	Local Horace Mann agencies created and owned by independent contractors who have signed Exclusive Agent agreements with the Company (“Exclusive Agents”). Those agreements state that only the Company’s products and limited additional third-party vendor products authorized by the Company will be marketed by the agencies. An independent contractor may sign multiple Exclusive Agent agreements with the Company and manage more than one Exclusive Agency.
(C)	Agents who have employee status with the Company and by contract market only the Company’s products and limited additional third-party vendor products authorized by the Company.
(D)	Book value per share excluding the fair value adjustment for investments was $19.97 at March 31, 2011 and $18.29 at March 31, 2010. Ending shares outstanding were 39,784,429 at March 31, 2011 and 39,219,927 at March 31, 2010.

HORACE MANN EDUCATORS CORPORATION

Statements of Operations and Supplemental GAAP Consolidated Data (Unaudited)

(Dollars in Millions)

	Three Months Ended March 31,
	2011	2010	% Change
STATEMENTS OF OPERATIONS

Insurance premiums and contract charges earned	$166.7	$166.4	0.2%
Net investment income	70.5	65.9	7.0%
Net realized investment gains	5.8	4.9	18.4%
Other income	1.6	1.5	6.7%

Total revenues	244.6	238.7	2.5%

Benefits, claims and settlement expenses	110.6	112.9	-2.0%
Interest credited	37.4	35.6	5.1%
Policy acquisition expenses amortized	21.0	20.1	4.5%
Operating expenses	35.1	34.7	1.2%
Interest expense	3.5	3.5	-

Total benefits, losses and expenses	207.6	206.8	0.4%

Income before income taxes	37.0	31.9	16.0%
Income tax expense	11.1	9.3	19.4%

Net income	$25.9	$22.6	14.6%

ANALYSIS OF PREMIUMS WRITTEN AND CONTRACT DEPOSITS

Property & Casualty
Automobile and property (voluntary)	$128.4	$129.9	-1.2%
Involuntary and other property & casualty	0.4	1.3	-69.2%

Total Property & Casualty	128.8	131.2	-1.8%

Annuity deposits	92.5	84.2	9.9%

Life	22.8	23.3	-2.1%

Total	$244.1	$238.7	2.3%

ANALYSIS OF SEGMENT NET INCOME (LOSS)

Property & Casualty	$12.3	$11.0	11.8%

Annuity	8.7	7.3	19.2%

Life	4.1	4.6	-10.9%

Corporate and other (A)	0.8	(0.3)	N.M.

Net income	25.9	22.6	14.6%

Catastrophe costs, after tax, included above (B)	(5.2)	(4.4)	18.2%

N.M. - Not meaningful.

(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments. See detail for this segment on page 4.
(B)	Includes allocated loss adjustment expenses and catastrophe reinsurance reinstatement premiums. See also page 3.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended March 31,
	2011	2010	% Change
PROPERTY & CASUALTY

Premiums written	$128.8	$131.2	-1.8%
Premiums earned	137.4	137.7	-0.2%
Net investment income	9.2	8.9	3.4%
Other income	0.2	-	N.M.
Losses and loss adjustment expenses (LAE)	95.3	98.4	-3.2%
Operating expenses (includes policy acquisition expenses amortized)	35.3	34.3	2.9%
Income before tax	16.2	13.9	16.5%
Net income	12.3	11.0	11.8%

Net investment income, after tax	7.8	7.6	2.6%

Catastrophe costs, after tax (A)	5.2	4.4	18.2%
Catastrophe losses and LAE, before tax	8.0	6.8	17.6%
Reinsurance reinstatement premiums, before tax	-	-	-

Operating statistics:
Loss and loss adjustment expense ratio	69.3%	71.5%	N.M.
Expense ratio	25.7%	24.9%	N.M.
Combined ratio	95.0%	96.4%	N.M.

Effect on the combined ratio of:
Catastrophe costs	5.8%	5.0%	N.M.

Automobile and property detail:
Premiums written (voluntary) (B)	$128.4	$129.9	-1.2%
Automobile	92.0	93.3	-1.4%
Property	36.4	36.6	-0.5%

Premiums earned (voluntary) (B)	137.3	136.8	0.4%
Automobile	92.0	92.6	-0.6%
Property	45.3	44.2	2.5%

Policies in force (voluntary) (in thousands)	748	786	-4.8%
Automobile	500	525	-4.8%
Property	248	261	-5.0%

Policy renewal rate (voluntary)
Automobile (6 months)	90.1%	91.0%	N.M.
Property (12 months)	85.9%	88.9%	N.M.

Voluntary automobile operating statistics:
Loss and loss adjustment expense ratio	65.6%	70.3%	N.M.
Expense ratio	25.9%	24.9%	N.M.
Combined ratio	91.5%	95.2%	N.M.

Effect on the combined ratio of:
Catastrophe costs	0.2%	0.1%	N.M.

Total property operating statistics:
Loss and loss adjustment expense ratio	76.5%	73.6%	N.M.
Expense ratio	25.5%	25.2%	N.M.
Combined ratio	102.0%	98.8%	N.M.

Effect on the combined ratio of:
Catastrophe costs	17.4%	15.3%	N.M.

Prior years’ reserves favorable (adverse) development, pretax
Voluntary automobile	$2.7	$2.7	-
Total property	-	1.8	-100.0%
Other property and casualty	-	-	-

Total	2.7	4.5	-40.0%

N.M. - Not meaningful.

(A)	Includes allocated loss adjustment expenses and catastrophe reinsurance reinstatement premiums.
(B)	Amounts are net of additional ceded premiums to reinstate the Company’s property and casualty catastrophe reinsurance coverage, if any, as quantified above.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended March 31,
	2011	2010	% Change
ANNUITY

Contract deposits	$92.5	$84.2	9.9%
Variable	26.9	27.4	-1.8%
Fixed	65.6	56.8	15.5%
Contract charges earned	4.7	4.3	9.3%
Net investment income	44.2	40.4	9.4%
Net interest margin (without realized investment gains and losses)	17.0	14.8	14.9%
Other income	0.8	0.9	-11.1%
Mortality loss and other reserve changes	(0.2)	(0.3)	-33.3%
Operating expenses (includes policy acquisition expenses amortized)	9.3	8.6	8.1%
Income before tax	13.0	11.1	17.1%
Net income	8.7	7.3	19.2%

Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$1.0	$1.2	-16.7%
Guaranteed minimum death benefit reserve	-	0.1	-100.0%

Annuity contracts in force (in thousands)	181	178	1.7%
Accumulated value on deposit	$4,208.6	$3,811.7	10.4%
Variable	1,419.5	1,281.5	10.8%
Fixed	2,789.1	2,530.2	10.2%
Annuity accumulated value retention - 12 months
Variable accumulations	92.3%	93.7%	N.M.
Fixed accumulations	94.4%	94.5%	N.M.

LIFE

Premiums and contract deposits	$22.8	$23.3	-2.1%
Premiums and contract charges earned	24.6	24.4	0.8%
Net investment income	17.3	16.9	2.4%
Income before tax	6.4	7.1	-9.9%
Net income	4.1	4.6	-10.9%

Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$(0.2)	$(0.1)	100.0%

Life policies in force (in thousands)	207	212	-2.4%
Life insurance in force	$13,991	$13,754	1.7%
Lapse ratio - 12 months (Ordinary life insurance)	4.8%	5.2%	N.M.

CORPORATE AND OTHER (A)

Components of income (loss) before tax:
Net realized investment gains	$5.8	$4.9	18.4%
Interest expense	(3.5)	(3.5)	-
Other operating expenses, net investment income and other income	(0.9)	(1.6)	-43.7%
Income (loss) before tax	1.4	(0.2)	N.M.
Net income (loss)	0.8	(0.3)	N.M.

N.M. - Not meaningful.

(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended March 31,
	2011	2010	% Change
INVESTMENTS

Annuity and Life
Fixed maturities, at fair value (amortized cost 2011, $3,955.9; 2010, $3,559.0)	$4,127.5	$3,638.0	13.5%
Equity securities, at fair value (cost 2011, $6.5; 2010, $31.5)	7.3	31.6	-76.9%
Short-term investments	52.7	149.0	-64.6%
Short-term investments, securities lending collateral	-	-	-
Policy loans and other	122.9	117.8	4.3%

Total Annuity and Life investments	4,310.4	3,936.4	9.5%

Property & Casualty
Fixed maturities, at fair value (amortized cost 2011, $802.1; 2010, $752.9)	806.7	773.0	4.4%
Equity securities, at fair value (cost 2011, $14.3; 2010, $18.0)	17.3	20.5	-15.6%
Short-term investments	6.4	13.4	-52.2%
Short-term investments, securities lending collateral	-	-	-

Total Property & Casualty investments	830.4	806.9	2.9%

Corporate investments	29.7	21.0	41.4%

Total investments	5,170.5	4,764.3	8.5%

Net investment income
Before tax	$70.5	$65.9	7.0%
After tax	47.6	44.7	6.5%

Net realized investment gains (losses) by investment portfolio included in the Corporate and Other segment income (loss)
Property & Casualty	$1.6	$2.4	-33.3%
Annuity	1.7	1.8	-5.6%
Life	2.5	0.7	N.M.
Corporate and Other	-	-	-

Total, before tax	5.8	4.9	18.4%
Total, after tax	3.7	3.1	19.4%
Per share, diluted	$0.09	$0.07	28.6%

N.M. - Not meaningful.